Exhibit 10.06
GLU MOBILE INC.
SUMMARY OF COMPENSATION TERMS
KAL IYER
The following is a summary of the compensation terms for Kal Iyer, our Senior Vice President, Research and Development:

Annual Salary:	$240,000

Target Cash Bonus:	40% of base salary

Bonus Plan Participation:	Glu Mobile 2010 Executive Bonus Plan